Exhibit 99.1

EVe Mobility Acquisition Corp Transfers Listing to NYSE American LLC

SANTA MONICA, Calif., June 8, 2023 (GLOBE NEWSWIRE) – EVe Mobility Acquisition Corp (“EVe”), a special purpose acquisition company, announced today that it will transfer its listing from The New York Stock Exchange to the NYSE American LLC (“NYSE American”), where it has been approved to list. Following the transfer, it will continue to file the same types of periodic reports and other information it currently files with the Securities and Exchange Commission (the “SEC”). EVe anticipates the transfer to the NYSE American to occur on or about June 12, 2023.

Important Information and Where to Find It

The Company has filed the Extension Proxy with the U.S. Securities and Exchange Commissions (the “SEC”). The Company has mailed the Extension Proxy to its shareholders of record as of May 8, 2023 in connection with the Extension Proposal. Investors and shareholders are advised to read the Extension Proxy and any amendments thereto, because these documents will contain important information about the Extension Proposal and The Company. Shareholders will also be able to obtain copies of the Extension Proxy, without charge, at the SEC’s website at www.sec.gov or by directing a request to: EVe Mobility Acquisition Corp, 4001 Kennett Pike, Suite 302, Wilmington DE 19807.

Participants in the Solicitation

The Company and its directors and executive officers may be considered participants in the solicitation of proxies of the Company’s shareholders in connection with the Extension Proposal. Investors and shareholders may obtain more detailed information regarding the names and interests of the Company’s directors and officers in the Company and the Extension Amendment in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023, Quarterly Report on Form 10-Q filed with the SEC on May 17, 2023 and in the other reports the Company has filed with the SEC, including the Extension Proxy. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of any business combination. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target”, “may”, “intend”, “predict”, “should”, “would”, “predict”, “potential”, “seem”, “future”, “outlook” or other similar expressions (or negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the Company’s ability to enter into a definitive agreement with respect to a proposed business combination within the time provided in the Company’s amended and restated memorandum and articles of association; the ability of the Company to obtain the financing necessary to consummate a potential business combination; the failure to realize the anticipated benefits of a proposed business combination, including as a result of a delay in consummating a proposed business combination; the risk that approval of the Company’s shareholders for the Extension Amendment is not obtained; the level of redemptions made by the Company’s shareholders in connection with the Extension Amendment and a proposed business combination and its impact on the amount of funds available in the Trust Account to complete an initial business combination; the ability of the Company and the Sponsor, to enter into non-redemption agreements; and those factors discussed in the Company’s Annual Report on Form 10-K filed with the SEC on April 14, 2023, Quarterly Report on Form 10-Q filed with the SEC on May 17, 2023 and in the other reports the Company has filed with the SEC, including the Extension Proxy. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations & Investor Contact:

info@evemobility.com